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                                                                    Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The Perkin-Elmer Corporation of our report dated July 23, 1997, which appears on page 62 of the 1997 Annual Report to Shareholders of The Perkin-Elmer Corporation, which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Stamford, CT
December 4, 1997